Exhibit 99.1

Contacts:

Media: Shannon Hawkins at 703.469.1190 or shawkins@fbr.com

Investors: Linda E. Eddy at 703.312.9715 or leddy@fbr.com

FBR & Co. Statement on its Commitment to Returning Capital to Shareholders

ARLINGTON, VA, August 4, 2015 – FBR & Co. (NASDAQ:FBRC) (“FBR” or the “Company”) a leading investment bank serving the middle market, today provided shareholders with an update on its program of consistently returning capital to shareholders.

•	FBR began communicating its intention to return at least 100 percent of annual earnings to shareholders in 2013. Since that time, total capital returned to shareholders through share buybacks and dividends has been $148 million, exceeding earnings over that time by $38 million.

•	The Company has returned over $208 million in capital to shareholders through buybacks and dividends since it began buying shares in 2010, including acquiring 4.1 million shares through six self-tender offers.

•	Total shares outstanding have declined by 50 percent from 16.0 million to 8.1 million shares through accretive share buybacks over the last five years, adding approximately $5.44, or 27 percent, to book value per share.

•	Since 2010, FBR ranks #2 among the more than 5,000 domestic public companies across all market capitalizations in terms of the percentage of its outstanding shares repurchased.

•	On June 16, 2015, the Company’s board of directors added another tool to its program of regularly returning capital to shareholders by declaring its first quarterly dividend of $0.20 per share payable to holders of record on July 31, 2015. FBR expects, subject to approval by its board of directors, to continue paying a regular quarterly dividend.

•	FBR’s board constantly evaluates its capital allocation actions, including its pace of returning capital to shareholders, and will continue to do so going forward with the goal of maximizing long-term value for shareholders.

Supplemental information regarding the firm’s capital strategy is available at www.fbr.com on the Investor Relations page.

About FBR

FBR & Co. (Nasdaq:FBRC) provides investment banking, merger and acquisition advisory, institutional brokerage, and research services through its subsidiary FBR Capital Markets & Co. FBR focuses capital and financial expertise on the following industry sectors: consumer; energy & natural resources; financial institutions; healthcare; industrials; insurance; real estate; and technology, media & telecom. FBR is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States. For more information, please visit www.fbr.com.

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public and private securities offerings, activity in the secondary securities markets, interest rates, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. Financial results may fluctuate substantially from quarter-to-quarter depending on the number, size and timing of completed transactions. We have experienced, and expect to experience in the future, significant variations in our revenues and results of operations and, as a result, are unlikely to achieve steady and predictable earnings on a quarterly basis. For a discussion of these and other risks and important factors that could affect FBR’s future results and financial condition, see “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and other items throughout the Company’s Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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